UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

Chromocell Therapeutics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-41964	86-3335449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Route 9 South, Suite 1000 Freehold, NJ	07728
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (877) 265-8266

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CHRO	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Note Financing

On July 24, 2024, Chromocell Therapeutics Corporation (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Holder”), pursuant to which the Company issued to the Holder a senior unsecured convertible note (the “Note”) in the aggregate principal amount of $750,000, which is convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Note accrues interest at a rate of 6% per annum (which increases to 12% in the event of a default) and matures on August 24, 2025 (the “Maturity Date”). Interest is guaranteed through the Maturity Date regardless of whether the Note is earlier converted or redeemed. The Note is convertible by the holder thereof in whole or in part at any time after issuance and prior to the Maturity Date into shares of Common Stock based on a conversion price (the “Conversion Price”) of $1.506 per share (the “Conversion Shares”), which cannot be reduced below $0.231 per share, and is subject to customary adjustments for stock splits, stock dividends, recapitalization and other similar transactions. Notwithstanding the foregoing, such conversions are subject to (i) a 4.99% beneficial ownership limitation contained in the Note, which may be increased to 9.99% upon 61 days’ prior written notice to the Company by the Holder, and (ii) the Exchange Cap (as defined below). The Company has agreed to hold a meeting of its stockholders to seek approval of a waiver of the Exchange Cap - no later than ninety (90) days from July 24, 2024 (“Stockholder Approval”).

The Note is redeemable by the Company in whole or in part at any time after issuance and prior to the Maturity Date in cash at a price equal to 110% of the greater of (i) the Note’s outstanding principal amount, plus all accrued but unpaid interest and late charges due under the Note (the “Conversion Amount”) being redeemed as of the date on which such redemption will occur (the “Company Optional Redemption Date”) and (ii) the product of (1) the number of Conversion Shares then issuable under the Note multiplied by (2) the highest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding the date of the Company Optional Redemption Notice (as defined below) and ending on the trading day immediately prior to the date the Company makes the entire payment. The Company may deliver only one notice to exercise its right to require redemption (the “Company Optional Redemption Notice”) in any given 20 trading day period and each Company Optional Redemption Notice is irrevocable. At any time prior to the date on which such optional redemption payment is paid in full, the Note may be converted by the Holder into shares of Common Stock in accordance with the conversion terms thereof.

The Note contains certain events of default provisions customary for a transaction of this type, including failure to timely issue the Conversion Shares, failure to maintain the listing of the Common Stock on an Eligible Market (as defined in the Note) for a period of five (5) consecutive trading days, failure to maintain sufficient authorized shares for the issuance of Conversion Shares, a breach of any representation or warranty by the Company under the Securities Purchase Agreement, the Note, and a certain irrevocable transfer agent instructions, and the occurrence of a Material Adverse Effect (as defined in the Securities Purchase Agreement), as well as certain customary events of default set forth in the Note, including, among others, breach of covenants, including the incurrence of subsequent indebtedness or issuance of dividends, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal, interest late charges and other payments due under the Note, in each case subject to certain cure periods. Upon an event of default, the Holder has the option to require the Company to convert the Note at a conversion price equal to the lowest of (i) the applicable Conversion Price then in effect, (ii) 80% of the volume-weighted average price of the Common Stock (“VWAP”) as of the trading day immediately preceding the delivery of a notice by the Holder to the Company to require the Company to redeem all or portion of the Note based on such event of default (the “Event of Default Redemption Notice”) and (iii) 80% of the sum of the lowest VWAPs on each trading day during the ten (10) consecutive trading day period ending and including the trading day immediately preceding the delivery of the Event of Default Redemption Notice (the “Default Conversion Price”). Additionally, upon an event of default, the Holder has the option to require that the Company redeem the Note at the greater of (i) 125% of the Conversion Amount, and (ii) the product of (x) the Conversion Amount divided by the Default Conversion Price, multiplied by (y) 125% of the highest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes such redemption payment. In the event of a Bankruptcy Event of Default (as defined in the Note), the Company will immediately the Holder in cash an amount equal to 125% of all outstanding principal, and all accrued and unpaid interest (including default interest, as applicable) and late charges, without the requirement for any notice or demand or other action by any person or entity.

No later than ten trading days prior to the consummation of a Change of Control (as defined in the Note) (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company must deliver written notice of such Change of Control to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control (if a Change of Control Notice is not delivered) and ending ten trading days after the later of (a) the date of consummation of such Change of Control, (b) the date of receipt of such Change of Control Notice or (c) the date of the announcement of such Change of Control, the Note may be redeemed by the Holder in cash at a price equal to the greatest of (i) 110% of the Conversion Amount being redeemed, (ii) 110% of the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect, and (iii) 110% of the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Change of Control, divided by (II) the Conversion Price then in effect (the “Change of Control Redemption Price”). At any time prior to the date on which such redemption payment is paid in full as a result of such Change of Control, the Note may be converted in accordance with its terms.

Subject to certain exemptions, if the Company consummates a Subsequent Placement (as defined in the Note) at any time during which the Note is outstanding, the Holder has the right to require the Company to use 25% of the gross proceeds, net of reasonable placement agent and legal counsel fees, raised from such sales to redeem the Note in cash at a price equal to 105% of the greater of (i) the Conversion Amount being redeemed, and (ii) the product of (1) the Conversion Shares with respect to the Conversion Amount being redeemed as of the date the Subsequent Placement redemption shall occur, multiplied by (2) the greatest closing of the Common Stock on any trading day during the period commencing on the date immediately preceding the date Holder receives notice of the Company’s confirmation of its redemption obligations and ending on the trading day immediately prior to the date the Company makes such redemption payment in full. At any time prior to the date on which such redemption payment is paid in full as a result of such Subsequent Placement, the Note may be converted in accordance with its terms. The Company is required to notify the Holder of a Subsequent Placement no later than two trading days following the consummation of a Subsequent Placement, and the Holder shall have no less than two trading days to notify the Company that it is exercising its right to redeem.

In the event that the Company does not pay the applicable redemption price to the Holder within the time period required, until such unpaid redemption price is paid, the Holder has the option to notify the Company that it promptly return all or any portion of the Note representing the Conversion Amount that was submitted for redemption. Upon the Company’s receipt of such notice, the Company will immediately return the Note (or issue a new note), and the principal amount of the Note or such new note will be increased by an amount equal to the difference between (1) the applicable redemption price minus (2) the principal portion of the Conversion Amount submitted for redemption. In addition, the Conversion Price of such Note will be automatically adjusted with respect to each conversion effected thereafter by the Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable redemption notice is voided, (B) 75% of the lowest closing bid price of the Common Stock during the period beginning on and including the date on which the applicable redemption notice is delivered to the Company and ending on and including the date on which the applicable redemption notice is voided and (C) 75% of the quotient of (I) the sum of the two (2) lowest VWAPs of the Common Stock during the ten (10) consecutive trading day period ending and including the applicable Conversion Date (as defined in the Note) and (II) two (2), subject to all price adjustment provisions with respect to the Note as disclosed above.

The Note also provides for certain “piggyback” registration rights to the Holder for a period of no more than two (2) years from the Conversion Date, at the option of the Holder, to include any portion of the Conversion Shares as part of any other registration of securities by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to Form S-8 or any equivalent form). Upon the Company notifying the Holder of its intention to file for such registration, the Holder has ten days to notify the Company of its exercise of such rights. In addition, the Company has agreed to reimburse the Holder for the reasonable legal fees and disbursements of Holder’s legal counsel in connection with the issuance of the Note in the amount of $10,000.

Pursuant to the Securities Purchase Agreement, in the event that the Company fails to obtain Stockholder Approval and is prohibited from issuing Conversion Shares in excess of the Exchange Cap to the Holder, the Company is required to pay the Holder an amount in cash equal to the sum of (i) the product of (x) such number of Conversion Shares that the Company is prevented from issuing and (y) the highest closing sale price of the Common Stock on any trading day during the period commencing on the date on which the Holder delivers to the Company the applicable conversion notice with respect to such additional Conversion Shares that cannot be issued and ending on the date of such payment and (ii) any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurs in connection with purchases by Holder (in an open market transaction or otherwise) of shares of Common Stock to deliver in satisfaction of a sale by the Holder of such additional Conversion Shares that cannot be issued.

Committed Equity Financing

On July 26, 2024 (the “Closing Date”), the Company entered into a Common Stock Purchase Agreement, dated as of July 26, 2024 (the “CEF Purchase Agreement”), with Tikkun Capital LLC (“Tikkun”), providing for a committed equity financing facility, pursuant to which, upon the terms and subject to the satisfaction of the conditions contained in the CEF Purchase Agreement, Tikkun has committed to purchase, at the Company’s direction in its sole discretion, up to an aggregate of $30,000,000 (the “Total Commitment”) of the shares of Common Stock (the “Purchase Shares”), subject to certain limitations set forth in the CEF Purchase Agreement, from time to time during the term of the CEF Purchase Agreement. Concurrently with the execution of the CEF Purchase Agreement, the Company and Tikkun also entered into a Registration Rights Agreement, dated as of July 26, 2024 (the “CEF Registration Rights Agreement”), pursuant to which the Company agreed to file with the SEC one or more registration statements, to register under the Securities Act, the offer and resale by Tikkun of all of the Purchase Shares that may be issued and sold by the Company to Tikkun from time to time under the CEF Purchase Agreement.

Sales of Purchase Shares by the Company to Tikkun under the CEF Purchase Agreement, if any, may occur, from time to time at the Company’s sole discretion, over a period commencing upon the initial satisfaction of all conditions to Tikkun’s purchase obligations set forth in the CEF Purchase Agreement (the “Commencement,” and the date on which the Commencement occurs, the “Commencement Date”), including that the initial CEF Registration Statement the Company is required to file with the SEC pursuant to the CEF Registration Rights Agreement is declared effective by the SEC, and ending on the first day of the month next following the 24-month anniversary of the Closing Date, unless the CEF Purchase Agreement is terminated earlier under its terms.

From and after the Commencement Date, the Company will have the right, but not the obligation, from time to time at the Company’s sole discretion, to direct Tikkun to purchase amounts of Purchase Shares that are specified by the Company to Tikkun in writing, subject to certain maximum amounts calculated pursuant to the CEF Purchase Agreement (each such purchase, a “VWAP Purchase”). The purchase price per share to be paid by Tikkun for Purchase Shares that the Company may elect to sell to Tikkun will be equal to 90% of the lowest daily volume-weighted average price (the “VWAP”) of the Common Stock during the trading day immediately following the date that the purchase notice with respect to the particular VWAP Purchase (each, a “VWAP Purchase Notice”) is timely delivered from the Company to Tikkun, provided that (i) the Company may not deliver more than one VWAP Purchase Notice to Tikkun on any single trading day, (ii) at least three trading days have elapsed since the trading day on which the most recent VWAP Purchase Notice was delivered by the Company to Tikkun, (iii) the closing sale price of the Common Stock on such date is not lower than $0.10, as adjusted for stock splits and similar transactions, and (iv) all Purchase Shares subject to all prior VWAP Purchases by Tikkun under the CEF Purchase Agreement have been received by Tikkun electronically as set forth in the CEF Purchase Agreement. The maximum number of Purchase Shares that may be required to be purchased pursuant to a VWAP Purchase Notice will be equal to the lowest of: (i) 100% of the average daily trading volume in the Common Stock for the five consecutive trading day period ending on (and including) the trading day immediately preceding the applicable day Tikkun receives a VWAP Purchase Notice; (ii) the product obtained by multiplying (A) the daily trading volume in the Common Stock on the applicable day Tikkun receives a VWAP Purchase Notice and (B) 0.30; and (iii) the quotient obtained by dividing (A) $2,000,000 by (B) the VWAP of the Common Stock on the trading day immediately preceding the applicable day Tikkun receives a VWAP Purchase Notice. There are no upper limits on the price per share that Tikkun must pay for Purchase Shares the Company directs Tikkun to purchase in a VWAP Purchase under the CEF Purchase Agreement. The purchase price per Purchase Share that the Company directs Tikkun to purchase in a VWAP Purchase under the CEF Purchase Agreement will be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the period used to determine the purchase price to be paid by Tikkun for such shares in such VWAP Purchase.

Tikkun has no right to require the Company to sell any Purchase Share to Tikkun, but Tikkun is obligated to make purchases of Purchase Shares as directed by the Company, subject to the satisfaction of conditions set forth in the CEF Purchase Agreement at Commencement and thereafter at each time that the Company may direct Tikkun to purchase the Purchase Shares under the CEF Purchase Agreement. Actual sales of Purchase Shares by the Company to Tikkun under the CEF Purchase Agreement, if any, will depend on a variety of factors to be determined by the Company in its sole discretion from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The Company may not issue or sell any shares of its Common Stock to Tikkun under the CEF Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Tikkun and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in Tikkun beneficially owning more than 4.99% of the outstanding shares of the Common Stock.

Under the applicable rules of the NYSE American LLC (the “NYSE American”), in no event may the Company issue to Tikkun and any of its affiliates under the CEF Purchase Agreement, or otherwise, more than 1,152,764 shares of Common Stock, which number of shares represents 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the CEF Purchase Agreement (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock to Tikkun and any of its affiliates in excess of the Exchange Cap under the CEF Purchase Agreement, or otherwise, and in accordance with applicable NYSE American listing rules. The Exchange Cap will not be applicable to limit the number of shares of Common Stock that the Company may sell to Tikkun in any VWAP Purchase that the Company effects pursuant to the CEF Purchase Agreement (if any), to the extent the purchase price per share paid by Tikkun for the shares of Common Stock in such VWAP Purchase is equal to or greater than the greater of book or market value of the Common Stock (calculated in accordance with the applicable listing rules of the NYSE American) at the time the Company delivers the VWAP Purchase Notice for such VWAP Purchase to Tikkun, adjusted as required by the NYSE American to take into account the Company’s payment of the Commitment Fee (as defined below) to Tikkun and the amount paid as reimbursement for the legal fees and disbursements of Tikkun’s counsel in connection with this committed equity financing, each as described in more detail below, and otherwise as may be necessary to ensure compliance with the applicable rules of the NYSE American. In any event, the CEF Purchase Agreement specifically provides that the Company may not issue or sell any shares of Common Stock under the CEF Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of NYSE American.

The net proceeds from sales, if any, under the CEF Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its Common Stock to Tikkun. The Company expects that any proceeds received by the Company from such sales to Tikkun will be used to continue its clinical and pre-clinical work on its CC8464 and CT2000 compounds and for working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the CEF Purchase Agreement or CEF Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on the Company entering into specified “Variable Rate Transactions” (as such term is defined in the CEF Purchase Agreement). Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of the Common Stock after the date of issuance, or the Company effecting or entering into an agreement to effect an “equity line of credit,” an “at the market offering” or other similar continuous offering with a third party, in which the Company may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at future determined prices. Subject to certain exceptions set forth in the CEF Purchase Agreement such restrictions shall remain in effect for a period commencing on the Closing Date and ending on first day of the month next following the 24-month anniversary of the Closing Date. During the term of the CEF Purchase Agreement, Tikkun covenanted not to enter into or effect, in any manner whatsoever, directly or indirectly, any short sales of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock.

As consideration for Tikkun’s commitment to purchase the Purchase Shares upon the terms of and subject to satisfaction of the conditions set forth in the CEF Purchase Agreement, we have paid $750,000 in cash to Tikkun as a commitment fee (the “Commitment Fee”) on the first trading pay immediately following the Closing Date. In addition, as required under the CEF Purchase Agreement, the Company has reimbursed Tikkun for the reasonable legal fees and disbursements of Tikkun’s legal counsel in the amount of $75,000.

The CEF Purchase Agreement will automatically terminate upon the earliest of (i) the first day of the month next following the 24-month anniversary of the Closing Date, (ii) Tikkun’s purchase of Purchase Shares having an aggregate purchase price equal to Total Commitment under the CEF Purchase Agreement, or (iii) the occurrence of certain other events set forth in the CEF Purchase Agreement. The Company has the right to terminate the CEF Purchase Agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to Tikkun, subject to certain conditions and the survival of certain provisions of the CEF Purchase Agreement and the CEF Registration Rights Agreement. Tikkun may terminate the CEF Purchase Agreement upon five trading days’ prior written notice after the occurrence of certain events, including the occurrence of a Material Adverse Effect or a Fundamental Transaction (as such terms are defined in the CEF Purchase Agreement) or upon the occurrence of certain other events as set forth in the CEF Purchase Agreement. Neither the Company nor Tikkun may assign or transfer their respective rights and obligations under the CEF Purchase Agreement, and no provision of the CEF Purchase Agreement or the CEF Registration Rights Agreement may be modified or waived by the Company or Tikkun.

The CEF Purchase Agreement and the CEF Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Note, Securities Purchase Agreement, CEF Purchase Agreement and CEF Registration Rights Agreement do not purport to be complete and each is qualified in their entirety by reference to the full text of the Note, the Securities Purchase Agreement, the CEF Purchase Agreement and the CEF Registration Rights Agreement, respectively, the forms of which are filed as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Securities Purchase Agreement and the Note above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Note was offered and sold, and the Conversion Shares and the Purchase Shares will be offered and sold, pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Each of the Holder and Tikkun is an “accredited investor” as that term is defined in Rule 501 under the Securities Act. Neither the Note, Conversion Shares nor the Purchase Shares have been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. The Purchase Shares will not be issued and sold until the Registration Statement has been filed with and declared effective by the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 7.01 Regulation FD Disclosure.

Reference is made to the applicable disclosure in Item 8.01 of this Current Report on Form 8-K regarding the presentation materials, which disclosure is incorporated by reference into this Item 7.01.

Forward-Looking Statements

Exhibit 99.1 attached hereto contains, and may implicate, forward-looking statements regarding the Company, and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 8.01	Other Events.

The Company intends to use the presentation materials furnished herewith as Exhibit 99.1, in whole or in part, in one or more meetings with investors and analysts. The presentation materials are incorporated by reference into this Item 8.01 and will be posted on the Company’s website at https://www.chromocell.com. Information contained on the Company’s website is not incorporated by reference into and should not be considered to be part of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Convertible Note, dated July 24, 2024.
10.1*	Securities Purchase Agreement by and between the Company and the Holder, dated July 24, 2024.
10.2*	Common Stock Purchase Agreement by and the Company and Tikkun, dated July 26, 2024.
10.3	Registration Rights Agreement by and between the Company and Tikkun, dated July 26, 2024.
99.1	Company’s July 2024 Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request. Certain information contained in this Exhibit has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type of information that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2024	CHROMOCELL THERAPEUTICS CORPORATION

	By:	/s/ Francis Knuettel II
Name: Francis Knuettel II Title: Chief Executive Officer and Chief Financial Officer